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                                                                    EXHIBIT 21.1
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

                                                                       Percent of Capital                     Percent of Voting
                                                                       Stock/Equity Units                    Stock/Voting Units
                                                                            Owned by                              Owned by
Name                                                                  Steel Dynamics, Inc.                  Steel Dynamics, Inc.
---------------------------------------------------------          --------------------------            --------------------------

Dynamic Bar Products, LLC (Indiana)                                             100%                                 100%
Ferrous Resources, LLC (Delaware)                                               100%                                 100%
Iron Dynamics, Inc. (Indiana)                                                   100%                                 100%
New Millennium Building Systems, LLC (Indiana)                                   46.6%*                               50%*
Omni Dynamic Aviation, LLC (Indiana)                                             50%                                  50%
Paragon Steel Enterprises, LLC (Indiana)                                         50%                                  50%
SDI Investment Company (Indiana)                                                100%                                 100%
STLD Holdings, Inc. (Indiana)                                                   100%                                 100%
Steel Dynamics Sales North America, Inc. (Indiana)                              100%                                 100%

* Figures shown are at December 31, 2002. Registrant acquired an additional 46.6% of the equity units and 100% of the voting units of New Millennium in February 2003, and will acquire the balance of 6.8% of the equity units in March 2003.